EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors

PRIVATEBANCORP, INC.

We consent to the incorporation, by reference, in the Registration Statement (No. 333-43830) on Form S-8 of PrivateBancorp, Inc. filed August 15, 2000, of our report dated April 26, 2004, relating to the financial statements and schedules of PrivateBancorp, Inc. Savings and Retirement Plan included in the December 31, 2003, Annual Report on Form 11-K of PrivateBancorp, Inc. Savings and Retirement Plan.

/s/ Mayer Hoffman McCann P.C.

Chicago, Illinois
June 25, 2004